June 2013 Investor Presentation Contact: Jon Faulkner CFO The Dixie Group Phone: 706-876-5814 jon.faulkner@dixiegroup.com Exhibit 99.1

• Statements in this presentation which relate to the future, are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company’s results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, and general economic and competitive conditions related to the Company’s business. Issues related to the availability and price of energy may adversely affect the Company’s operations. Additional information regarding these and other factors and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission. • General information set forth in this presentation concerning market conditions, sales data and trends in the U.S. carpet and rug markets are derived from various public and, in some cases, non-public sources. Although we believe such data and information to be accurate, we have not attempted to independently verify such information. 2 Forward Looking Statements The Dixie Group, Inc.

• Began operations in 1920 • Transitioned from textiles to floorcovering in 1990’s – now 100% floorcovering • Refined focus on upper-end markets in 2004 • For over 90 years we have focused on specialized products • Traditionally we have outperformed the industry and expect to do so in the future 3 Dixie History

Dixie Today • Commitment to brands in the upper- end market with strong growth potential • Diversified between Commercial and Residential markets • Diversified customer base – Top 10 carpet customers • 16% of sales – Top 20 carpet customers • 19% of sales 4

New and Existing Home Sales Seasonally Adjusted Annual Rate New 1,000 Existing 1,000 New and existing home sales:  "The robust housing market recovery is occurring in spite of tight access to credit and limited inventory. Without these frictions, existing-home sales easily would be well above the 5-million unit pace.”  “Buyer traffic is 31 percent stronger than a year ago, but sales are running only about 10 percent higher. It’s become quite clear that the only way to tame price growth to a manageable, healthy pace is higher levels of new home construction.” Lawrence Yun, Chief Economist National Association of Realtors May 22, 2013 Source: National Association of Realtors (existing) and census.gov/const/c25 (new). 5 3,000 3,200 3,400 3,600 3,800 4,000 4,200 4,400 4,600 4,800 5,000 250 300 350 400 450 500 550 Jan '10 July Jan '11 July Jan '12 July Jan '13

6 Steady recovery in 2009 through 2012 with predicted similar pattern for 2013 Millions of dollars Residential Remodeling Harvard Study Leading Indicator of Remodeling Activity TTM rate of change Projected 2013 activity

7 2013 We are seeing a rebound in the relationship between carpet and rug shipments and GDP We believe that the 2013 will be the year we start to see housing outpace GDP growth as it catches up to household formation The Industry versus GDP

Residential and Commercial Fixed Investment 8 Rebound in residential activity Rebound in commercial activity Year to date 2013 shows stronger growth; Expect this growth to continue as the year progresses

9 Consumer Sentiment Conference Board May 2013:  “Consumer Confidence posted another gain this month and is now at a five-year high.”  “Back-to-back monthly gains suggest that consumer confidence is on the mend and may be regaining the traction it lost due to the fiscal cliff, payroll- tax hike, and sequester.” Lynn Franco, Director of The Conference Board Consumer Research Center. 1966 = 100

The Stock Market 10 May 2013 The stock market has rebounded to pre-recession levels  2013 is positive but is still subject to macro events: Europe, US Fiscal Issues, China

The Industry as compared to The Dixie Group 11 Source: U.S. Bureau of Economic Analysis

2012 U.S. Carpet Manufacturers 12 Source: Floor Focus – includes carpet as broadloom and modular tile, excludes rug sales Carpet Leaders Dollars in Millions % Total Shaw (Berkshire Hathaway) $ 2,996 38.7% Residential & Commercial Mohawk (MHK) $ 1,869 24.2% Residential & Commercial Beaulieu (Private) $ 625 8.1% Residential & Commercial Interface (TILE) $ 421 5.4% Commercial Only Engineered Floors (Private) $ 285 3.7% Residential Only Dixie (DXYN) $ 266 3.4% Residential & Commercial Other $ 1,317 16.5% Residential & Commercial Market $ 7,656 100.0%

U.S. 2013 Q1 TTM Carpet Market 13 Sales $7.7 Billion Source: Floor Focus – Broadloom & Carpet Tile Dixie versus the Industry Dixie 2013 Q1 TTM Market

Carpet Dollar Sales Indexed to 2008 14

Carpet Unit Sales Indexed to 2008 15

Residential Positioning The Dixie Group 16 BROADLOOM RESIDENTIAL SALES = $7.0 Billion (2009 $’s) 35% Market Share T OT AL M AR K E T : SQUAR E Y AR DS OR S ALE S DOL L AR S ESTIMATED TOTAL WHOLESALE MARKET FOR CARPETS AND RUGS: VOLUME AND PRICE POINTS Positioning of Dixie Brands by Price Point Segment (Over $20 per SQ YD) Dixie Home Fabrica INDUSTRY AVERAGE PRICE/ SQ YD $0 $14 $21 $28 $35 $42 $49 Note: Industry average price is based on sales reported through industry sources. Excerpt from KSA Study dated May 2004, Titled "KSA Assessment of Dixie's Residential and Contract Carpet Businesses", commissioned by The Dixie Group, Inc. $8 Masland

Dixie Group High-End Residential Sales All Brands 17 Sales by Brand for Q1 2013 TTM

Dixie Group High-End Residential Sales All Brands 18 Sales by Channel for TTM Q1 2013

DIXIE HOME

THE DIXIE GROUP



- Well-styled moderate to upper priced residential broadloom line
- Dixie provides a "full line" to retailers
- Known for differentiated pattern and color selection
- Selective distribution strategy attractive to retailers
- Growth initiatives
  - Stainmaster® Tru Soft ™ Fiber Technology
  - Stainmaster® SolarMax ® Fiber Technology
  - Durasilk Polyester

19

• Leading high-end brand with reputation for innovative styling, design and color • High-end retail / designer driven • Hand crafted and imported rugs • Growth initiative – Stainmaster® TruSoft™ Fiber Technology – Wool products • Complete line of broadloom and rugs to the industry 20

21 Sales by Channel for TTM Q1 2013

• Premium high-end brand – Superior quality in all aspects • Designer focused • Hand crafted and imported rugs • Growth initiatives – Stainmaster® TruSoft™ Fiber Technology – Fabrica Permaset dyeing process allows unlimited color selection in select wool products – Expand select retail distribution 22

23 Sales by Channel for TTM Q1 2013

• Premium brand in the commercial marketplace • Designer focused • Strong national account base – Nordstrom’s, Target, Delta Air Lines, AECOM, Club Corporation of America • Growth initiative – SPEAK modular carpet tile and FIT office remodel collections – End User Channel growth initiative 24

25 Sales by Channel for TTM Q1 2013 Channels: Interior Design Specifier and Commercial End User

- 50 100 150 200 250 300 350 2006 2007 2008 2009 2010 2011 2012 2013 Annualized 314 305 272 199 225 263 258 288 17 16 11 6 6 7 8 14 Carpet Sales Processing Sales 26 $331 $321 $283 $203 $231 $270 Dixie Group Sales $ in millions $266 $302

Sales & Operating Income $ in millions 27 In 2013 our key objectives are: • Introduction of our SPEAK modular carpet tile and FIT office remodel collections • Expansion of our Stainmaster® TruSoft™ and SolarMax™ residential products • Expansion of our wool “permaset” dyeing process for color flexibility • Integration of our Crown rug and Colormaster dye operations • Expansion of our Eton carpet tufting and Roanoke yarn operations Note: Non-GAAP reconciliation starting on slide 33 Y 2007 Y 2008 Y 2009 Y 2010 Y 2011 Y 2012 Net Sales 320.8 282.7 203.5 231.3 270.1 266.4 Net Income (Loss) 6.2 (31.5) (42.2) (4.7) 1.0 (0.9) Non-GAAP Adjusted Op. Income (Loss) 16.7 1.5 (8.4) (1.0) 5.1 3.2 Non-GAAP Adjusted EBITDA 29.6 15.2 5.1 10.6 14.8 12.6 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Net Sales 62.9 66.6 65.8 71.1 75.4 Net Income (Loss) (0.2) (0.4) 0.1 (0.4) 0.6 Non-GAAP Adjusted Op. Income (Loss) 0.8 0.4 1.1 0.9 2.5 Non-GAAP Adjusted EBITDA 3.2 2.7 3.5 3.2 5.0

Second quarter 2013 activity: - The percentage sales increase in the second quarter is somewhat ahead of our first quarter year over year increase of 20%. The continued sales increase is, however, against a seasonally weaker second quarter in 2012. - Residentially we have new displays, momentum in our Stainmaster® TruSoft™ and wool product offerings and an expanded sales force as we focus on gaining retailer space. - Commercially our sales force has been re-aligned with expanded coverage and focus. We are pleased with the our new SPEAK high performance modular carpet tile and FIT office remodel collections. - Operational improvements include: - Expanding our yarn capacity by 13% in 2013 - Integrating our Colormaster dye line for more competitive cost and provide product flexibility - Expanding our Eton tufting operation to more product categories 28 Current Business Conditions

Outlook for 2013 The housing & commercial markets have strengthened: • The residential housing & commercial end use markets are gaining momentum. We anticipate the carpet & rug industry to be up in the low to mid single digits. • Positive market reception to our new products: - Masland and Fabrica Wool Collections continued growth - New Stainmaster® SolarMax® and TruSoft™ products - New modular tile SPEAK and FIT office remodel collections • Our upper-end customer is more confident • Having invested significantly for future growth, such as the Colormaster continuous dyeing capability and additional yarn processing capacity . . . . . We continue to take advantage of improved market conditions 29

Non-GAAP Information 31 Use of Non-GAAP Financial Information: The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. The Company defines Adjusted Operating Income as Operating Income plus facility consolidation expenses and severance expenses, plus impairment of assets, plus impairment of goodwill, plus one time items so defined. (Note 2) The Company defines Adjusted EBIT as net income plus taxes and plus interest. (Note 3) The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus facility consolidation expenses and severance expenses, plus impairment of assets, plus impairment of goodwill, plus one time items so defined and plus other (income) expense - net. (Note 4) The company defines Free Cash Flow as Net Income plus interest plus depreciation plus non-cash impairment of assets and goodwill minus the net change in working capital minus the tax shield on interest minus capital expenditures net of asset sales. The change in net working capital is the change in current assets less current liabilities between periods. (Note 5)

Use of Non-GAAP Financial Information:

Adjusted Operating Income (Loss) - Note 2

($ in thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Operating income (loss)	620	(40)	820	415	1,677
Plus: Facility consolidation and severance expenses	-	-	-	-	-
Plus: Impairment of assets	-	-	-	-	-
Plus: Impairment of goodwill	-	-	-	-	-
Plus: Manufacturing expansion & integration costs	148	399	307	530	794
Non-GAAP Adj. Operating Income (Loss) (Note 2)	$ 768	$ 359	$ 1,127	$ 945	$ 2,471

Adjusted Earnings before Interest and Taxes (EBIT) - Note 3

($ in thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Net income (loss) as reported	(181)	(433)	102	(415)	636
Less: Income (loss) from discontinued, net tax	(77)	(29)	(167)	(2)	(15)
Plus: Taxes	(5)	(303)	(41)	(52)	23
Plus: Interest	726	762	781	877	995
Non-GAAP Adjusted EBIT (Note 3)	$ 617	$ 55	$ 1,009	$ 412	$ 1,669

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) - Note 4

($ in thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Non-GAAP Adjusted EBIT (from above)	617	55	1,009	412	1,669
Plus: Depreciation and amortization	2,402	2,379	2,355	2,259	2,513
Plus: Facility consolidation and severance expenses	-	-	-	-	-
Plus: Impairment of assets	-	-	-	-	-
Plus: Impairment of goodwill	-	-	-	-	-
Plus: Manufacturing Realignment & Colormaster	148	399	307	530	794
Plus: Other (income) expense - net	3	(95)	(189)	3	8
Non-GAAP Adjusted EBITDA (Note 4)	$ 3,170	$ 2,738	$ 3,482	$ 3,204	$ 4,984

32

Use of Non-GAAP Financial Information:

Note a: Restated

Adjusted Operating Income (Loss) - Note 2

($ in thousands)	2007 (a)	2008 (a)	2009 (a)	2010	2011	2012	2013 YTD
Operating income (loss)	16,707	(28,460)	(45,389)	(2,570)	5,668	1,815	1,677
Plus: Facility consolidation and severance expenses	-	2,317	4,091	1,556	(563)	-	-
Plus: Impairment of assets	-	4,478	1,459	-	-	-	-
Plus: Impairment of goodwill	-	23,121	31,406	-	-	-	-
Plus: Manufacturing expansion & integration costs	-	-	-	-	-	1,383	794
Non-GAAP Adjusted Operating Income (Loss) (Note 2)	$ 16,707	$ 1,456	$ (8,433)	$ (1,014)	$ 5,105	$ 3,198	$ 2,471

Adjusted Earnings before Interest and Taxes (EBIT) - Note 3

($ in thousands)	2007 (a)	2008 (a)	2009 (a)	2010	2011	2012	2013 YTD
Net income (loss) as reported	6,247	(31,481)	(42,241)	(4,654)	986	(927)	636
Less: Income (loss) from discontinued operations, net of	(521)	(313)	(382)	(281)	(286)	(275)	(15)
Plus: Taxes	3,686	(2,931)	(8,870)	(2,604)	684	(401)	23
Plus: Interest	6,347	5,965	5,521	4,124	3,470	3,146	995
Non-GAAP Adjusted EBIT (Note 3)	$ 16,801	$ (28,134)	$ (45,208)	$ (2,853)	$ 5,426	$ 2,093	$ 1,669

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) - Note 4

($ in thousands)	2007 (a)	2008 (a)	2009 (a)	2010	2011	2012	2013 YTD
Non-GAAP Adjusted EBIT (from above)	16,801	(28,134)	(45,208)	(2,853)	5,426	2,093	1,669
Plus: Depreciation and amortization	12,941	13,752	13,504	11,575	9,649	9,396	2,513
Plus: Facility consolidation and severance expenses	-	2,317	4,091	1,556	(563)	-	-
Plus: Impairment of assets	-	4,478	1,459	-	-	-	-
Plus: Impairment of goodwill	-	23,121	31,406	-	-	-	-
Plus: Manufacturing Realignment & Colormaster startup	-	-	-	-	-	1,383	794
Plus: Other (income) expense - net	(94)	(326)	(181)	282	242	(278)	8
Non-GAAP Adjusted EBITDA (Note 4)	$ 29,648	$ 15,208	$ 5,071	$ 10,560	$ 14,754	$ 12,594	$ 4,984

34 Non-GAAP Information Due to rounding, totals of the quarterly information for each of the years reflected may not necessarily equal the annual totals. Free Cash Flow (FCF) - Note 5 ($ in thousands) Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Non-GAAP Adjusted EBIT (from above) 617 55 1,009 412 1,669 Times: 1 - Tax Rate = EBIAT 401 36 656 268 1,085 Plus: Depreciation and Amortization 2,402 2,379 2,355 2,259 2,513 Plus: Non Cash Impairment of Assets and Goodwill - - - - - Minus: Net change in Working Capital 5,431 4,250 812 48 2,923 Non-GAAP Cash from Operations (2,628) (1,835) 2,199 2,479 675 Minus: Capital Expenditures net of Asset Sales 1,132 557 298 2,065 2,580 Minus: Business / Capital acquistions 9,142 - Non-GAAP Free Cash Flow (Note 5) (3,760) (2,392) 1,901 (8,728) (1,905) Current Assets 106,235 111,395 111,841 115,055 122,065 Current Liabilities 34,387 35,297 34,931 38,097 42,184 Net Working Capital 71,848 76,098 76,910 76,958 79,881 Change in Net Working Capital 5,431 4,250 812 48 2,923 Use of Non-GAAP Financial Information: